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                                                                Exhibit 4.2 (ii)

                                SEVENTH AMENDMENT
                                       TO
                                CREDIT AGREEMENT

          THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of September 29, 1999, by and between BARNES GROUP, INC. (the "Borrower"), the Lenders parties to the Credit Agreement (as defined below) from time to time (the "Lenders"), and MELLON BANK, N.A., a national banking association, as Agent (in such capacity, the "Agent").

          WHEREAS, the Agent, the Lenders and the Borrower are parties to a certain Credit Agreement dated as of December 1, 1991 (as amended, the "Credit Agreement"); and

          WHEREAS, the Agent, the Lenders and the Borrower desire to amend the Credit Agreement as set forth herein; and

          WHEREAS, all words and terms used in this Amendment which are defined in the Credit Agreement are used herein with the same meanings unless otherwise defined herein or required by the context;

          NOW, THEREFORE, in consideration of the foregoing premises and intending to be legally bound, the Agent, the Lenders and the Borrower hereby agree as follows:

          Section 1. Amendment to Credit Agreement. The Credit Agreement is
                     -----------------------------
hereby amended as follows:

     (a) By adding the following new defined term, "Subsidiary Debt Limit", to
     Section 1.01:

          "Subsidiary Debt Limit" shall mean $50,000,000; provided, however, that the Subsidiary Debt Limit shall be increased to $100,000,000 in the event that a Subsidiary of the Borrower incurs additional Indebtedness in connection with the acquisition of Stromsholmen A.B..

     (b) By deleting the figure "$50,000,000" where it appears in Section 6.03(d)(i) thereof and substituting the words "the Subsidiary Debt Limit" therefor.

     (c) By adding a new Section 9.17 to read as follows:

               9.17. Confidentiality. The Agent and each of the Lenders agree
                     ---------------
          to keep confidential any information relating to the Borrower received by it pursuant to or in connection with this Agreement which is (a) trade information which the Agent and the Lenders reasonably expect that the Borrower would want to keep confidential, (b) financial information or (c) information which is clearly marked "CONFIDENTIAL"; provided, however, that this Section 9.17 shall not
                          --------
          be construed to prevent the Agent or any Lender from disclosing such information (i) to any Affiliate that shall agree to be bound by this obligation of confidentiality, (ii) upon the order of any court or administrative agency of competent jurisdiction, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Agent or such Lender (whether or not such request or demand has the force of law), (iv) that has been publicly disclosed, other than from a breach of this provision by the Agent or any Lender, (v) that has been obtained from any person that is neither a party to this Agreement nor an Affiliate of any such party,
          (vi) in connection with the exercise of any right or


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          remedy hereunder or under any other Loan Document, (vii) as expressly contemplated by this Agreement or any other Loan Document or (viii) to any prospective purchaser of a11 or any part of the interest of any Lender which shall agree to be bound by the obligation of confidentiality in this Agreement or the other Loan Documents if such prospective purchaser is a financial institution or has been consented to by the Borrower, which consent will not be unreasonably withheld.

          Section 2. Conditions. The obligation of the Agent and the Lenders
                     ----------
to enter into the foregoing amendment to the credit Agreement shall be subject to satisfaction by the Borrower of the following conditions precedent:

            (a) The Agent shall have received (with a copy for each Lender) the following documents dated as of the date of the issuance of the Amendment (the "Closing Date") and in form and substance satisfactory to the Lenders:

                (i) An executed counterpart of this Amendment;

                (ii) A certificate signed by a duly authorized officer of the Borrower stating that (A) the representations and warranties contained in Article III of the Credit Agreement (except for Section
          3.06 which continues to be true as of the date set forth therein) are correct on and as of the Closing Date and as though made on and as of the Closing Date and (B) no Event of Default and no event, act or omission which, with the giving of notice or the lapse of time or both, would constitute such an Event of Default has occurred and is continuing or would result from the execution and delivery of the Amendment; and

                (iii) evidence satisfactory to the Agent that the Borrower and the holders of the Senior Notes have entered into an amendment to the [Note Purchase Agreement] pursuant to which such holders agree to increase the level of Subsidiary Indebtedness to $100,000,000 for the purpose of permitting the acquisition of Stromsholmen A.B.

            (b) The Agent shall have received (with a copy for each Lender) such other approvals, certificates, opinions or documents, in form and substance satisfactory to the Lenders, as the Lenders may reasonably request.

          Section 3. Effect of Amendment. The Credit Agreement, as amended by
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this Amendment, is in all respects ratified, approved and confirmed and shall, as so amended, remain in full force and effect. From and after the date hereof, all references in any document or instrument to the Credit Agreement shall mean and include the Credit Agreement, as amended by this Amendment.

          Section 4. Governing Law. This Amendment shall be governed by and
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shall be interpreted and enforced in accordance with the laws of the State of
New York.

          Section 5. Counterparts. This Amendment may be executed in any number
                     ------------
of counterparts and by the different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute but one and the same Amendment.

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          Section 6. Expenses. The Borrower shall reimburse the Lenders for
                     --------
all costs and expenses (including fees and expenses of counsel to the Agent) incurred in connection with this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized.

                                           BARNES GROUP, INC.

                                           By_________________________________
                                           Title______________________________

                                           MELLON BANK, N.A., individually and
                                           as Agent

                                           By_________________________________
                                           Title______________________________

                                           FLEET NATIONAL BANK

                                           By_________________________________
                                           Title______________________________

                                           THE CHASE MANHATTAN BANK

                                           By_________________________________
                                           Title______________________________

                                           BANK ONE, N.A.

                                           By_________________________________
                                           Title______________________________

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                                           KEYBANK NATIONAL
                                           ASSOCIATION

                                           By_________________________________
                                           Title______________________________

                                           BANKBOSTON

                                           By_________________________________
                                           Title______________________________

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